Exhibit 4.2

EXECUTION COPY

AMENDMENT NO. 6 (this “Amendment”) dated as of March 31, 2005, to the Second Lien Credit Agreement dated as of July 29, 2004, among THERMADYNE INDUSTRIES, INC., a Delaware corporation (“Industries”), THERMAL DYNAMICS CORPORATION, a Delaware corporation (“Dynamics”), TWECO PRODUCTS, INC., a Delaware corporation (“Tweco”), VICTOR EQUIPMENT COMPANY, a Delaware corporation (“Victor”), C & G SYSTEMS, INC., an Illinois corporation (“C & G”), STOODY COMPANY, a Delaware corporation (“Stoody”), THERMAL ARC, INC., a Delaware corporation (“Thermal Arc”), PROTIP CORPORATION, a Missouri corporation (“ProTip”), and THERMADYNE INTERNATIONAL CORP., a Delaware corporation (“International” and, together with ProTip, Thermal Arc, Stoody, C & G, Victor, Tweco, Dynamics and Industries, the “Borrowers”), the Guarantors party thereto, the Lenders from time to time party thereto and CREDIT SUISSE FIRST BOSTON, as administrative agent (in such capacity, the “Administrative Agent”) and collateral agent (in such capacity, the “Collateral Agent”) (as amended by Amendment No. 1 and Agreement effective as of September 30, 2004, by Amendment No. 2 and Joinder Agreement dated as of November 22, 2004, by Amendment No. 3 and Consent dated as of January 3, 2005, by Amendment No. 4 dated as of March 16, 2005, and by Amendment No. 5 dated as of March 30, 2005, and as further amended, supplemented or modified, the “Credit Agreement”).

A.            Pursuant to the Credit Agreement, the Lenders have extended credit to the Borrowers.

B.            The Borrowers have requested that the Required Lenders amend the Credit Agreement to amend and restate the terms of Section 6.10 thereof as set forth herein.

C.            Capitalized terms used but not defined herein shall have the meanings assigned to them in the Credit Agreement.

Accordingly, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.         Amendment.  The table appearing in Section 6.10 (Maximum Leverage Ratio) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Date or Period	Ratio
Closing Date through September 30, 2004	6.00 to 1.00
October 1, 2004 through December 31, 2004	6.18 to 1.00
January 1, 2005 through March 31, 2005	7.20 to 1.00
April 1, 2005 through June 30, 2005	7.10 to 1.00
July 1, 2005 through September 30, 2005	6.50 to 1.00
October 1, 2005 through December 31, 2005	5.65 to 1.00
January 1, 2006 through March 31, 2006	5.50 to 1.00
April 1, 2006 through June 30, 2006	4.50 to 1.00

SECTION 2.         Representations and Warranties.  To induce the other parties hereto to enter into this Amendment, the Credit Parties represent and warrant to each of the Lenders, the Administrative Agent and the Collateral Agent, that, after giving effect to this Amendment, (a) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date, and (b) no Default or Event of Default has occurred and is continuing.

SECTION 3.         Effectiveness.  This Amendment shall become effective as of the date set forth above on the date that the Administrative Agent (or its counsel) shall have received:

(a)           counterparts of this Amendment that, when taken together, bear the signatures of the Credit Parties and the Required Lenders; and

(b)           a copy of a fully executed and delivered amendment, in form and substance reasonably satisfactory to the Administrative Agent, to the First Lien Credit Agreement.

SECTION 4.         Effect of Amendment.  Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent or the Collateral Agent under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect.  Nothing herein shall be deemed to entitle any Credit Party to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other Loan Document in similar or different circumstances.  This Amendment shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein.  After the date hereof, any reference to the Credit Agreement shall mean the Credit Agreement, as modified hereby.  This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents.

SECTION 5.         Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same contract.  Delivery of an executed counterpart of a signature page of this Amendment by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof

SECTION 6.         Applicable Law.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 7.         Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof

SECTION 8.         Expenses.  The Borrowers agree to reimburse the Administrative Agent for all out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

SECTION 9.         Reaffirmation.  Each of the Guarantors hereby acknowledges receipt and notice of, and consents to the terms of, this Amendment, and affirms and confirms its guarantee of the Obligations and, if applicable, the pledge of and/or grant of a security interest in its assets as Collateral to secure the Obligations, all as provided in the Collateral Documents as originally executed, and acknowledges and agrees that such guarantee, pledge and/or grant of security interest continue in full force and effect in respect of, and to secure, the Obligations under the Credit Agreement, as amended hereby, and the other Loan Documents.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its duly authorized officer as of the date first set forth above.

THERMADYNE INDUSTRIES, INC.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

THERMAL DYNAMICS CORPORATION,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

TWECO PRODUCTS, INC.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

VICTOR EQUIPMENT COMPANY,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

C & G SYSTEMS, INC.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

STOODY COMPANY,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

THERMAL ARC, INC.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

PROTIP CORPORATION,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

THERMADYNE INTERNATIONAL CORP.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

THERMADYNE HOLDINGS CORPORATION,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

MECO HOLDING COMPANY,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

C&G SYSTEMS HOLDING, INC.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

CIGWELD PTY LTD.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

DUXTECH PTY LTD.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

QUETACK PTY, LTD.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

QUETALA PTY, LTD.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

THERMADYNE AUSTRALIA PTY LTD.,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

THERMADYNE INDUSTRIES LIMITED,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

THERMADYNE WELDING PRODUCTS CANADA LIMITED,

by
/s/ David L. Dyckman
Name: David L. Dyckman
Title: Executive Vice President & CFO

CREDIT SUISSE FIRST BOSTON, acting through its Cayman Islands Branch, individually and as Administrative Agent and Collateral Agent,

by
/s/ Phillip Ho
Name: Phillip Ho
Title: Director

by
/s/ Rianka Mohan
Name: Rianka Mohan
Title: Associate

CSFB CREDIT OPPORTUNITIES FUND (EMPLOYEE), LP,

CSFB CREDIT OPPORTUNITIES FUND (HELIOS), LP,

by
/s/ Doug Ostroves
Name: Doug Ostroves
Title: M.D.